Exibit 1.1

                                2,400,000 Shares

                              GLIMCHER REALTY TRUST

  8.75% Series F Cumulative Redeemable Preferred Shares of Beneficial Interest

                   ($ .01 Par Value, $25.00 Liquidation Value)

                          EQUITY UNDERWRITING AGREEMENT

                                                                  August 7, 2003


Deutsche Bank Securities Inc. (as Representative of the
 Underwriters)
McDonald Investments Inc.

c/o Deutsche Bank Securities Inc.
60 Wall Street, 10th Floor
New York, NY  10005

Ladies and Gentlemen:

     Glimcher Realty Trust, a Maryland real estate investment trust (the "Trust"), proposes to issue and sell to you (the "Underwriters") for whom Deutsche Bank Securities Inc. is acting as representative (the "Representative") an aggregate of 2,400,000 shares of the Trust's Series F Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share (the "Preferred Shares"). The 2,400,000 Preferred Shares to be purchased from the Trust are hereinafter referred to as the "Shares". The respective amounts of the Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Trust and Glimcher Properties Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), hereby confirm their agreements with Deutsche Bank Securities Inc., acting as Representative of the Underwriters.

     As the Representative, you have advised the Trust and the Operating Partnership (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Shares set forth opposite their respective names in Schedule I.

     The Trust has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-43317) covering the registration of the Shares under the Securities Act of 1933, as amended (the "Act"), including a related prospectus, which has become effective. The registration statement (including the exhibits thereto and schedules thereto, if any) as amended at the time it became effective, or, if a post-effective amendment has been filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness (including in each case the information (if any) deemed to be part of such registration statement at the time of effectiveness pursuant to Rule 430A under the Act), is hereinafter referred to as the "Registration Statement." The term "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective. The term "Base Prospectus" shall mean the prospectus contained in the Registration Statement at the Effective Date. "Preliminary Prospectus" means the preliminary prospectus supplement to the Base Prospectus used prior to the filing of the Prospectus in connection with the public offering contemplated by this Agreement; the term "Prospectus" means the prospectus supplement to the Base Prospectus first filed with the Commission pursuant to Rule 424(b) under the Act in connection with the public offering contemplated by this Agreement, together with the Base Prospectus.

     Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the Effective Date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be (it being understood that the several specific references in this Agreement to documents incorporated by reference in the Registration Statement or the Prospectus are for clarifying purposes only and are not meant to limit the inclusiveness of any other definition herein). For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be.

     The title, specific number of shares, rank, stated value, liquidation preference, dividend rate, dividend payment dates, redemption provisions and other terms of the Preferred Shares are set forth in the Articles Supplementary relating to the Preferred Shares (the "Articles Supplementary") to be filed with the State Department of Assessments and Taxation of Maryland (the "SDAT").

     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

     1. Representations and Warranties of the Trust and the Operating
Partnership.

     The Trust and the Operating Partnership jointly and severally represent and warrant to each of the Underwriters that:

     (a) The Trust meets the requirements for use of Form S-3 under the Act.

     (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. When any Preliminary Prospectus and any amendment or supplement thereto was filed with the Commission, it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder, and (ii) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was declared effective, it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (ii) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. When the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or part thereof or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective), on the date when the Prospectus is otherwise amended or supplemented and on the Closing Date (as hereinafter defined), the Prospectus,
(i) contained or will
contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated, or to be incorporated by reference in the Preliminary Prospectus and the Prospectus complied or will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder. The foregoing provisions of this paragraph (b) do not apply to statements or omissions made in any Preliminary Prospectus or any amendment or supplement thereto, the Registration Statement or any amendment thereto, or the Prospectus, in reliance upon and in conformity with written information furnished to the Trust by any Underwriter specifically for use therein.

     (c) The Trust has been duly organized and is validly existing as a Maryland real estate investment trust, and is in good standing under the laws of the state of Maryland. Each of the Operating Partnership, Grand Central Limited Partnership ("GRCLP"), Glimcher University Mall Limited Partnership ("GUMLP"), Colonial Park Mall Limited Partnership ("CPMLP"), San Mall Limited Partnership ("SMLP"), Loyal Plaza Venture Limited Partnership ("LPVLP"), Glimcher Loyal Plaza Tenant Limited Partnership ("GLPTLP"), Catalina Partners Limited Partnership ("CPLP"), Montgomery Mall Associates Limited Partnership ("MMALP") and Morgantown Mall Associates Limited Partnership ("MMLP", and together with the Operating Partnership, GRCLP, GUMLP, CPMLP, SMLP, LPVLP, GLPTLP, CPLP and MMALP referred to collectively herein as the "Partnership Subsidiaries") have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization. Each of GB Northtown, LLC ("GBN"), Olathe Mall LLC ("Olathe"), Fairfield Village, LLC ("FV"), Weberstown Mall LLC ("WML"), PFP Columbus, LLC ("PFP"), Glimcher Northtown Venture, LLC ("GNV"), Dayton Mall Venture, LLC ("Dayton LLC"), Johnson City Venture LLC ("JCV"), Glimcher SuperMall Venture, LLC ("GSMV"), Polaris Center, LLC ("PC"), Great Plains MetroMall, LLC ("GPMM"), Mount Vernon Venture, LLC ("MVV"), Glimcher Jersey Gardens, LLC ("GJG"), JG Mezzanine, LLC ("JGM"), Glimcher Westpark Plaza, LLC ("GWP"), Morningside Plaza, LLC ("MP"), New Boston Mall, LLC ("NBM"), Shady Springs Plaza, LLC ("SSP"), LC Portland, LLC ("LCP LLC"), Southside Mall, LLC ("Southside LLC"), Glimcher Ashland Venture LLC ("GAV"), Glimcher Westshore, LLC ("Westshore"), Glimcher Linden Corners, LLC ("Linden Corners"), Glimcher River Valley Mall, LLC ("GRVM"), Charlotte Eastland Mall, LLC ("CEM"), Hocking Valley Mall, LLC ("HVM"), Glimcher Columbia, LLC ("GC LLC"), Trans State Development LLC ("TSD LLC") and Polaris Mall, LLC ("PM", and together with GBN, Olathe, FV, GC LLC, TSD LLC, WML, PFP, GNV, Dayton LLC, JCV, GSMV, PC, GPMM, MVV, GJG, JGM, GWP, MP, NBM, SSP, LCP LLC, Southside LLC, GAV, Westshore, Linden Corners, GRVM, CEM, HVM and GS referred to collectively herein as the "LLC Subsidiaries") have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of formation. Colonial Park Trust ("CPT") and Glimcher Colonial Trust ("GCT" and together with CPT referred to collectively herein as the "Trust Subsidiaries") have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization. Each of Glimcher Properties Corporation ("GPC"), Glimcher Grand Central, Inc. ("GRCI"), Glimcher Development Corporation ("GDC"), Glimcher Johnson City, Inc. ("GJC Inc."), Glimcher Dayton Mall, Inc. ("GD Mall"), Glimcher Colonial Park Mall, Inc. ("GCPM"), Glimcher Tampa, Inc. ("GTI"), Glimcher Auburn, Inc. ("GAI"), Glimcher Weberstown, Inc. ("GWI"), Glimcher Blaine, Inc. ("GBI"), Glimcher Montgomery, Inc. ("GMI"), GP Olathe, Inc. ("GPO"), GP MetroMall, Inc. ("GPMM"), San Mall Corporation ("SMC"), Glimcher PTC, Inc. ("GPTC"), Glimcher Mount Vernon, Inc. ("GMV"), Glimcher Loyal Plaza, Inc. ("GLPI"), Glimcher Loyal Plaza Tenant, Inc. ("GLPTI"), Glimcher JG Urban Renewal, Inc. ("GJGI"), Glimcher Eastland, Inc. ("GEI"), Ohio Entertainment Corporation ("OEC"), N.J. Metromall Urban Renewal, Inc. ("NJMM"), Trans State Development Inc. ("TSD Inc."), Glimcher Morgantown Mall, Inc., ("GMMI", and together with GPC, GRCI, GRD, GJC Inc., GD Mall, GCT, GCPM, GTI, GAI, GWI, GBI, GMI, GPO, GPMM,

SMC, GPTC, GMV, GLPI, GLPTI, GJGI, GEI, OEC, NJMM and TSD Inc. are referred to collectively herein as the "Corporate Subsidiaries", and the Partnership Subsidiaries, the LLC Subsidiaries, the Trust Subsidiaries and the Corporate Subsidiaries are referred to herein collectively as the "Subsidiaries") have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization. The Subsidiaries are the only subsidiaries (direct or indirect) of the Trust. The Trust and the Subsidiaries are duly qualified to transact business as foreign entities, and are in good standing under the laws of all other jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the condition (financial or otherwise), net worth or results of operations of the Trust and the Subsidiaries, taken as a whole (a "Material Adverse Effect").

     (d) The Trust and each of the Subsidiaries have full power (trust, corporate, partnership and/or limited liability company) to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement and the Prospectus and each of the Trust and the Operating Partnership has full trust or partnership power to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it, including the execution, delivery and filing of the Articles Supplementary.

     (e) The outstanding equity interests of each Subsidiary, have been duly authorized and validly issued, are fully paid and non-assessable and, except as set forth on Exhibit 1(e), are owned by the Trust or the Operating Partnership or one of their wholly-owned Subsidiaries free and clear of all liens, encumbrances, equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into ownership interests in any Subsidiary are outstanding, except as described in the Prospectus or as provided for in any organizational documents or operating agreements of any Subsidiary, or except as set forth in
Exhibit 1(e) hereto. Exhibit 1(e) is a true and correct organizational structure chart identifying all owners of equity interests of each Subsidiary and sets forth the percentage ownership for such owners. As of the Closing Date, (i) the Trust is the sole shareholder of GPC and (ii) the Trust, directly and indirectly, owns approximately 91.5% of the partnership interest in the Operating Partnership.

     (f) Each of the partnership, operating and joint venture agreements to which the Trust or any of the Subsidiaries is a party, and which relates to real property described in the Prospectus, (i) has been duly authorized, executed and delivered by such applicable party and constitutes the valid agreement thereof, enforceable in accordance with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights of remedies of creditors or (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (ii) the execution, delivery and performance of any of such agreements by the Trust or the Subsidiaries, as applicable, did not, at the time of execution and delivery, and does not, constitute a breach of, or default under, (a) the charter, declaration of trust, partnership agreement, operating agreement or bylaws (or other organizational documents) of such party or (b) any other material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court decree, except where such breach or default would not have a Material Adverse Effect.

     (g) The Trust has an authorized, issued and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization." All of the issued shares of beneficial interest of the Trust have been duly authorized and validly issued and are fully paid and nonassessable (except that under Maryland law shareholders of the Trust may be subject to personal liability with respect to certain claims for torts, contracts, taxes and statutory and other liabilities). The Shares have been duly authorized by all necessary trust action and at the Closing Date, when issued and delivered as contemplated by the terms of this Agreement and after payment therefor in accordance herewith, will be validly issued, fully paid and nonassessable (except that under Maryland law shareholders of the Trust may be subject to personal liability with respect to certain claims for torts, contracts, taxes and statutory and other liabilities). No holders of outstanding shares of beneficial interest of the Trust are entitled as such to any preemptive or other rights to subscribe for any of the Shares, and no holder of securities of the Trust has any right which has not been exercised or waived to require the Trust to register the offer or sale of any securities owned by such holder under the Act in the public offering contemplated by this Agreement.

     (h) The shares of beneficial interest of the Trust conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

     (i) Except as disclosed in the Prospectus, there are no outstanding (i) securities, partnership interests or obligations of the Trust or any Subsidiary convertible into or exchangeable for any capital stock of the Trust, (ii) warrants, rights or options to subscribe for or purchase from the Trust or any Subsidiary any such capital stock or any such convertible or exchangeable securities, partnership interests or obligations, or (iii) obligations of the Trust to issue any shares of capital stock, any such convertible or exchangeable securities, partnership interests or obligations, or any such warrants, rights or options.

     (j) The consolidated financial statements and schedules of the Trust and the consolidated Subsidiaries included in the Registration Statement and the Prospectus fairly present in all material respects the financial position of the Trust and the consolidated Subsidiaries and the results of operations and changes in financial condition as of the dates and periods therein specified. Such financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Consolidated Financial Data" in the Prospectus fairly present, on the basis stated in the Prospectus, the information included therein. The pro forma financial statements, if any, and other pro forma financial information, if any, included in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements and the assumptions used in the preparation thereof are, in the opinion of the Trust, reasonable.

     (k) PricewaterhouseCoopers L.L.P., who have certified certain financial statements of the Trust and the Subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statement and the Prospectus are independent public accountants as required by the Act, the Exchange Act and the related published rules and regulations thereunder.

     (l) The execution and delivery of this Agreement and the Articles Supplementary have been duly authorized by the Trust and the Operating Partnership and this Agreement has been duly executed and delivered by the Trust and the Operating Partnership.

     (m) No legal or governmental proceedings are pending to which the Trust or any of the Subsidiaries is a party or to which the property of the Trust or of any of the Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein, and no such proceedings which may be material with respect to the Trust and the Subsidiaries taken as a whole have been to the Trust's knowledge threatened against the Trust or any of the Subsidiaries or with respect to any of their respective properties; and no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required.

     (n) The issuance, offering and sale of the Shares to the Underwriters by the Trust pursuant to this Agreement, the compliance by the Trust and the Operating Partnership with the other provisions of this Agreement, including the execution, delivery and filing of the Articles Supplementary, and the consummation of the transactions herein contemplated do not (i) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained, such as may be required under state securities or blue sky laws and such as may be required (and shall be obtained as provided in this Agreement) under the Act, or (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other material agreement or instrument to which the Trust or any of the Subsidiaries is a party or by which the Trust or any of the Subsidiaries or any of their respective properties are bound, or the declaration of trust or charter documents (or other formation documents) or bylaws, partnership agreement, operating agreement (or other governing documents), as the case may be, of the Trust or any of the Subsidiaries, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Trust or any of the Subsidiaries.

     (o) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Trust nor any of the Subsidiaries has sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident, act of terrorism or other calamity or from any labor dispute or any legal or governmental proceeding and there has not been any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, except in each case as described in or contemplated by the Registration Statement and the Prospectus.

     (p) The Trust has not, directly or indirectly, taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Trust to facilitate the sale or resale of the Shares.

     (q) The Trust has not distributed and, prior to the later of (i) the Closing Date and (ii) the completion of the distribution of the Shares, will not distribute, any offering material in connection with the offering and sale of the Shares other than the Registration Statement or any amendment thereto, a Preliminary Prospectus, the Prospectus, or other materials, if any, permitted by the Act.

     (r) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (i) none of the Trust or any of the Subsidiaries has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Trust has not purchased any of its outstanding shares of beneficial interest, nor declared, paid or otherwise made any dividend or distribution of any kind on its shares of beneficial interest, except for (x) regularly scheduled dividend payments on its outstanding shares of beneficial interest and (y) the Trust's Distribution Reinvestment Plan; and (iii) there has not been any material change in the shares of beneficial interest, ownership interests, short-term debt or long-term debt of the Trust and the Subsidiaries, except in each case as described in or contemplated by the Prospectus.

     (s) Except as described in or contemplated by the Prospectus, the Trust and each Subsidiary have good and indefeasible title in fee simple to all of the real properties in which they own an interest and which are described in the Prospectus (the "Properties"), and good and valid title to all personal property owned by each of them, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of any individual Significant Property (defined below) or all Properties (taken as a whole) and do not interfere with the use made or proposed to be made of any individual Significant Property or all Properties (taken as a whole) by the Trust or any Subsidiary, and any Properties and buildings held under lease by the Trust or by any Subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such Significant Property or all Properties (taken as a whole) by the Trust or by any Subsidiary. For purposes of this paragraph 1(s), a "Significant Property" shall mean a Property that has a book value (without regard to any minority interest held by any person), as of March 31, 2003, of at least $15 million.

     (t) The Trust and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and none of the Trust or any of the Subsidiaries has any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not result in a Material Adverse Effect except as described in or contemplated by the Prospectus.

     (u) The Trust and each of the Subsidiaries have complied with all laws, regulations and orders applicable to it or its respective business and properties except where the failure to so comply would not result in a Material Adverse Effect; the Trust and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, municipal or foreign regulatory authorities necessary to conduct their respective businesses except where the failure to possess the same would not result in a Material Adverse Effect; and neither the Trust nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, except as described in the Prospectus.

     (v) The Trust is not subject to registration as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and the sale of Shares pursuant to this Agreement and the application of the net proceeds therefrom as set forth in the Prospectus will not cause the Trust to become an investment company subject to registration under such act.

     (w) The Trust and each Subsidiary have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Registration Statement and the Prospectus. Such tax returns are true, correct, and complete in all material respects.

     (x) The Trust and each Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations;
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the Trust is complying with the requirements for qualification as a real estate investment trust (a "REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code").

     (y) Except as otherwise disclosed in the Prospectus or as would not otherwise have a Material Adverse Effect, (i) neither the Trust, any of the Subsidiaries nor, to the best knowledge of the Trust, any other owners of the property at any time or any other party has at any time, handled, stored, treated, transported, manufactured, spilled, leaked, or discharged, dumped, transferred or otherwise disposed of, Hazardous Materials (as hereinafter defined) on, to or from the Properties, other than in compliance with all applicable Environmental Statutes and in connection with the ordinary use of residential, retail or commercial properties owned by the Trust; (ii) the Trust has not used and shall not have used the Properties or any subsequently acquired properties for the purpose of handling, storing, treating, transporting, manufacturing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of Hazardous Materials other than in compliance with all applicable Environmental Statutes and in connection with the ordinary use of residential, retail or commercial properties owned by the Trust; (iii) neither the Trust nor any of the Subsidiaries knows of any seepage, leakage, discharge, release, emission, spill, or dumping of Hazardous Materials on any property which might materially and adversely affect the Properties; (iv) neither the Trust nor any of the Subsidiaries has received any written notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Statute (as hereinafter defined) or under common law, pertaining to Hazardous Materials on or originating from any of the Properties or any assets described in the Prospectus; (v) neither the Properties nor any other land owned by the Trust or any of the Subsidiaries is included or, to the best of the Trust's knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by the United States Environmental Protection Agency (the "EPA") or, to the best of the Trust's knowledge, proposed for inclusion on any comparable state list issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as hereinafter defined) or to the best of the Trust's knowledge has been the subject of an investigation or inquiry by any Governmental Authority with respect to Hazardous Materials; and (vi) the Trust, the Subsidiaries and the Properties are in compliance with all Environmental Statutes and to the best of the Trust's knowledge, the Trust and the Subsidiaries possess all permits, registrations and authorizations required to operate the Properties. As used herein, "Hazardous Materials" shall mean any substance defined or regulated as a hazardous material, hazardous waste, hazardous substance, toxic substance, pollutant or contaminant or by any federal, state or local law, ordinance, rule or regulation for the protection of human health or the environment (including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. 9601 et seq. ("CERCLA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101 et seq, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq, the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 et seq, the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Section 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., as any of the above statutes may have been amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an "Environmental Statute") or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the Prospectus (a "Governmental Authority")) or any substance which is or contains petroleum.

     (z) The Trust and each Subsidiary that is under "common control" with the Trust as defined in Section 4001(b)(1) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA") (each an "ERISA Affiliate") are in compliance in all material respects with all presently applicable provisions of ERISA; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Trust or any ERISA Affiliate would have any material liability; neither the Trust nor any ERISA Affiliate has incurred and neither expects to incur any material liability under
(i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" in which employees or former employees of the Trust or any ERISA Affiliate participate that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether through any action or by failure to act, which would cause the loss of such qualification.

     (aa) The Trust and the Subsidiaries have been and are organized and operated in conformity with the requirements for qualification and taxation of the Trust as a REIT under Sections 856 through 860 of the Code and the rules and regulations thereunder and the Trust's and the Subsidiaries' present method of operation does and will enable the Trust to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code and the Operating Partnership, the other Partnership Subsidiaries and the LLC Subsidiaries have at all times been and will continue to be treated for Federal income tax purposes as partnerships (or as disregarded entities) and not as associations taxable as corporations or as publicly-traded partnerships.

     (bb) Neither the Trust nor any of the Subsidiaries is in violation of any federal or state law or regulation relating to occupational safety and health and the Trust and the Subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and regulations to conduct their respective businesses, and the Trust and each of the Subsidiaries is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate result in a Material Adverse Effect, except as described in the Prospectus.

     (cc) Except for interests in the Subsidiaries owned by the Trust or other Subsidiary, neither the Trust nor any of the Subsidiaries owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, limited liability company, association or other entity, except as described in or contemplated by the Prospectus.

     (dd) Neither the Trust nor any of the Subsidiaries is in violation of any term or provision of its declaration of trust, certificate of incorporation, bylaws, certificate of limited partnership or other organizational documents required to be filed with state authorities, as the case may be; none of the Subsidiaries is in violation of its partnership agreement or operating agreement, as the case may be, except as would not result in a Material Adverse Effect; no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, and the consummation of the transactions contemplated by this Agreement will not result in any default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Trust or any Subsidiary is a party or by which the Trust, the Subsidiaries or any of their respective properties is bound or may be affected, except such as would not result in any Material Adverse Effect.

     (ee) Neither the Trust nor any of its officers or trustees has taken nor will any of them take, directly or indirectly, any action resulting in a violation of Regulation M promulgated under the Exchange Act, or designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Trust's Preferred Shares. The Trust acknowledges that the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Preferred Shares, including stabilizing bids, syndicate covering transactions and the imposition of penalty bids.

     (ff) To the knowledge of the Trust, after inquiry of its officers and trustees, there are no affiliations with the NASD among the Trust's officers or trustees except as set forth in the Registration Statement or as otherwise disclosed in writing to the Underwriters.

     (gg) By the Closing Date, the Shares will have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

     (hh) Except as disclosed in the Prospectus, (A) neither the Trust nor any Subsidiary knows of any violation of any municipal, state or federal law, rule or regulation (other than those pertaining to environmental matters which are covered by Paragraph (y) above), concerning the Properties or any part thereof which would have a Material Adverse Effect; (B) each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Properties and will not result in a forfeiture or reversion of title; (C) neither the Trust nor any Subsidiary (i) has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and (ii) knows of any such condemnation or zoning change which is threatened and, in the case of clauses (i) and (ii) above, which if consummated would have a Material Adverse Effect; (D) all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Properties) of the Trust or any of the Subsidiaries that are required to be described in the Prospectus are disclosed therein; and
(E) no lessee of any portion of any of the Properties is in default under any of the leases governing such properties and there is no event which, but for the passage of time or the giving of notice or both would constitute a default under any of such leases, except such defaults or events which, but for the passage of time or giving of notice or both, will constitute a default that would not have a Material Adverse Effect.

     (ii) Each certificate signed by any officer of the Trust and delivered to the Underwriter or counsel for the Underwriter shall be deemed to be a representation and warranty by the Trust to the Underwriter as to the matters covered thereby.

     (jj) No labor dispute with the employees of the Trust or any of the Subsidiaries exists, or is threatened or imminent that could result in a Material Adverse Effect, except as described in the Prospectus.

     (kk) The Trust and the Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, trademarks, service marks, trade names, domain names, licenses, copyrights and proprietary and other confidential information currently employed by them in connection with their respective businesses, and neither the Trust nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of any third party with respect to the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, except as described in the Prospectus.

     2. Purchase, Sale and Delivery of the Shares.

     (a) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Trust agrees to issue and sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $24.2125 per share, the number of Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

     (b) Payment for the Shares to be sold hereunder is to be made in Federal (same day) funds against delivery of certificates therefor to the Representative for the several accounts of the

Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York at 10:00 a.m., New York time, on August 25, 2003 or at such other time and date not later than five business days thereafter as you and the Trust shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.)

     3. Offering by the Underwriters.

     It is understood that the several Underwriters are to make a public offering of the Shares as soon as the Representative deems it advisable to do so. The Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms.

     It is further understood that the Representative shall represent the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by the Representative and the several other Underwriters.

     4. Covenants of the Trust and the Operating Partnership.

     (a) The Trust and the Operating Partnership jointly and severally covenant and agree with the several Underwriters that:

          (i) The Trust will (A) use its best efforts to prepare and timely file the Prospectus with the Commission under Rule 424(b) under the Act containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A under the Act, and (B) not file any amendment to the Registration Statement or supplement to the Prospectus or document incorporated by reference therein of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Act and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Trust with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

          (ii) The Trust will advise the Representative promptly (A) when any post-effective amendment to the Registration Statement shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Trust will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

          (iii) The Trust will cooperate with the Representative in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Trust shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Trust will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Shares.

          (iv) The Trust will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Prospectus as the Representative may reasonably request. The Trust will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request.

          (v) The Trust will comply with the Act and the rules and regulations of the Commission thereunder, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Trust or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Trust promptly will
     (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

          (vi) The Trust will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 thereunder.

          (vii) Prior to the Closing Date, the Trust will furnish to the Underwriters, as soon as they have been prepared by or are available to the Trust, a copy of any unaudited interim financial statements of the Trust for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

          (viii) No offering, sale, short sale or other disposition of any Preferred Shares of the Trust or other securities convertible into or exchangeable or exercisable for Preferred Shares or derivative of Preferred Shares (or agreement for such) will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Trust otherwise than hereunder or with the prior written consent of the Representative.

          (ix) The Trust will use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange.

          (x) The Articles Supplementary for the Preferred Shares will be in full force and effect prior to the Closing Date and will comply with all applicable legal requirements.

          (xi) The Trust shall apply the net proceeds of its sale of the Shares as set forth in the Prospectus.

          (xii) The Trust shall not invest, or otherwise use the proceeds received by the Trust from its sale of the Shares in such a manner as would require the Trust or any of the Subsidiaries to register as an investment company under the 1940 Act.

          (xiii) The Trust will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Trust, a registrar for the Common Stock.

          (xiv) The Trust will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Trust.

     5. Costs and Expenses.

     The Trust will pay all costs, expenses and fees incident to the performance of the obligations of the Trust under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Trust; the fees and disbursements of counsel for the Trust; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectus, the Prospectus, this Agreement, the Underwriters' Invitation Letter, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; the Listing Fee of the New York Stock Exchange; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. The Trust shall not, however, be required to pay for any of the Underwriters expenses (other than those related to qualification under NASD regulation and State securities or Blue Sky laws), including the fees and expenses of its counsel, except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Trust to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Trust shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Trust shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

     6. Conditions of Obligations of the Underwriters.

     The several obligations of the Underwriters to purchase the Shares on the Closing Date are subject to the accuracy as of the Closing Date of the representations and warranties of the Trust and the Operating Partnership contained herein, and to the performance by the Trust and the Operating Partnership of their respective covenants and obligations hereunder and to the following additional conditions:

     (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Act shall have been made within the applicable time period prescribed by, and in compliance with, the rules and regulations under the Act, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Trust, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

     (b) The Representative shall have received on the Closing Date the opinions of (i) George Schmidt, Esq., in his capacity as General Counsel of the Trust,
(ii) Venable, Baetjer and Howard, LLP, special Maryland counsel to the Trust, or
(iii) Bryan Cave LLP, special counsel to the Trust, as the case may be, dated the Closing Date, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

          (i) the Trust has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland. The Trust is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. Each of the Subsidiaries has been duly organized and is validly existing as a general or limited partnership or corporation or limited liability company or trust in good standing under the laws of the jurisdiction of its organization, and is qualified to transact business and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

          (ii) the Trust and each of the Subsidiaries have full trust, corporate, partnership or limited liability power, to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement and the Prospectus and each of the Trust and the Operating Partnership has full trust or partnership power to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it in all material respects, including the execution and filing of the Articles Supplementary with the SDAT;

          (iii) the issued shares of capital stock of each of the Subsidiaries that is a corporation are duly authorized, validly issued, fully paid and non-assessable, and all of the partnership interests or membership interests in each Subsidiary that is a partnership or limited liability company, as the case may be, are validly issued and fully paid. Except as described in the Registration Statement or this Agreement and the Prospectus, all of such shares and interests owned by the Trust or another Subsidiary are owned beneficially by the Trust or such Subsidiary free and clear of any security interest, mortgage, pledge, lien, encumbrance, equity or claim;

          (iv) the Trust has an authorized, issued and outstanding capitalization as set forth in the Prospectus. All of the shares of beneficial interest of the Trust have been duly authorized and the shares of beneficial interest of the Trust outstanding are validly issued, fully paid and non-assessable (except that, under Maryland law, shareholders of the Trust may be subject to personal liability with respect to certain claims for tort, contract, taxes and statutory and other liability);

          (v) the Shares have been duly authorized for issuance and sale as contemplated by this Agreement, and when issued and delivered against payment therefor in accordance with this Agreement, will be validly issued, fully paid and non-assessable;

          (vi) except as described in or contemplated by the Registration Statement and the Prospectus, to the best knowledge of such counsel, there are no outstanding securities of the Trust convertible into or exchangeable for or evidencing the right to purchase or subscribe for any shares of beneficial interest of the Trust and there are no outstanding or authorized options, warrants or rights of any character obligating the Trust to issue any shares of its beneficial interest or any securities convertible into or exchangeable for or evidencing the right to purchase or subscribe for any shares of such beneficial interest; and except as described in the Registration Statement and the Prospectus, to the best of knowledge of such counsel, no holder of any securities of the Trust or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Trust to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Preferred Shares or the right to have any Preferred Shares or other securities of the Trust included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any Preferred Shares or other securities of the Trust, and no holders of outstanding common shares of beneficial interest of the Trust are entitled as such to any preemptive or other rights to subscribe for any of the Preferred Shares;

          (vii) the statements set forth under the headings "Restrictions on Ownership and Transfer" and "Federal Income Tax Considerations" in the Base Prospectus, insofar as such statements constitute a summary of legal matters or legal conclusions, have been reviewed by them and are correct in all material respects;

          (viii) the statements set forth under the headings "Description of Common Shares", "Description of Preferred Shares", "Description of Rights," "Description of Warrants" and "Description of Series F Preferred Shares" in the Prospectus insofar as such statements purport to summarize certain provisions of the shares of beneficial interest of the Trust, provide a fair summary of such provisions; and the statements set forth under the headings "Risk Factors", "Additional Federal Income Tax Considerations," "Federal Income Taxation of the Company" and "Federal Income Taxation of Shareholders" in the Prospectus, insofar as such statements constitute a summary of legal matters or legal conclusions, have been reviewed by them and are correct in all material respects;

          (ix) the execution and delivery of this Agreement and the execution and filing of the Articles Supplementary have been duly authorized by all necessary trust or partnership action of the Trust and the Operating Partnership, as the case may be, and this Agreement has been duly executed and delivered by the Trust and the Operating Partnership and the Articles Supplementary have been accepted for record by the SDAT;

          (x) (A) to the best knowledge of counsel, no legal or governmental proceedings are pending to which the Trust, any of the Subsidiaries, or any of their respective trustees, directors or officers in their capacity as such, is a party or to which the Properties or any of the Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus, and, to the best knowledge of such counsel, no such proceedings have been threatened in writing against the Trust or any of the Subsidiaries or with respect to the Properties and (B) to the best knowledge of counsel no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects;

          (xi) the issuance, offering and sale of the Shares to the Underwriters by the Trust pursuant to this Agreement, the compliance by the Trust with the other provisions of this Agreement, the execution, delivery and filing of the Articles Supplementary, and the consummation of the other transactions herein contemplated do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under the Act or state securities or blue sky laws (as to which such counsel need not opine) or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Properties or any other properties or assets of the Trust or any of the Subsidiaries pursuant to any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Trust or any of its Subsidiaries is a party or by which the Trust or any of its Subsidiaries or the Properties or any other of their respective properties are bound, except where such breach, violation or default would not have a Material Adverse Effect, or the declaration of trust, articles of incorporation, bylaws or other organizational documents, as the case may be, of the Trust or any of the Subsidiaries, or any statute or rule or regulation of any court or other governmental authority, except where such breach, violation or default would not have a Material Adverse Effect, or any judgment, decree or order or (to the best knowledge of such counsel) any arbitrator applicable to the Trust or any of the Subsidiaries or any of the Properties, except where such breach, violation or default would not have a Material Adverse Effect, and the form of certificate used to evidence the Shares is in due and proper form and complies in all respects with the applicable statutory requirements applicable to the Trust;

          (xii) to the best knowledge of such counsel, the Trust and the Subsidiaries possess all certificates, authorizations, licenses and permits issued by the appropriate federal, state, municipal or foreign regulatory authorities necessary to conduct their respective businesses except for such certificates, authorizations, licenses and permits the failure of which to possess would not be expected to result in a Material Adverse Effect, and neither the Trust nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would result in a Material Adverse Effect, except as described in the Prospectus;

          (xiii) to the best of such counsel's knowledge, neither the Trust nor any of the Subsidiaries is in violation of any term or provision of its declaration of trust, certificate of incorporation, bylaws, certificate of limited partnership, certificate of formation or other organizational documents required to be filed with state authorities, as the case may be; none of the Subsidiaries is in violation of its partnership agreement or operating agreement, as the case may be, except as would not result in a Material Adverse Effect;

          (xiv) no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, in the due performance and observance of any term, covenant or condition of any indenture, mortgage or deed of trust, or any material lease or other agreement or instrument known to such counsel after due inquiry to which the Trust or any of the Subsidiaries is a party or by which the Trust, any of the Subsidiaries, any of the Properties is bound or may be affected except such as would not result in any Material Adverse Effect;.

          (xv) the Registration Statement is effective under the Act, the Prospectus has been filed with the Commission in the manner and within the time period required by Rule 424(b); and to the best of counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement, the Prospectus, or any amendment or supplement thereto has been issued, and to the best of such counsel's knowledge, no proceedings for that purpose have been instituted or threatened by the Commission;

          (xvi) the execution, delivery and performance of any of the partnership or operating agreements to which the Trust or any of the Subsidiaries is a party, and which relates to Properties described in the Prospectus, did not, at the time of execution and delivery, and does not constitute, a breach of, or default under, (a) the declaration of trust, the charter or bylaws of the Trust or any of the Subsidiaries, as applicable, or (b) to the knowledge of counsel any material contract, lease or other instrument to which such party is a party or by which its properties may be bound, except as would not result in a Material Adverse Effect or (c) to the knowledge of counsel any law, administrative regulation or administrative or court decree except as would not result in a Material Adverse Effect;

          (xvii) the Registration Statement and each amendment thereto and the Prospectus (in each case, including the documents incorporated by reference therein, but not including the financial statements, notes thereto and other financial information and schedules contained or incorporated by reference therein, as to which such counsel need express no opinion) complied when filed with the Commission as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder. In passing upon compliance as to form of such documents, such counsel may assume the statements made therein are correct and complete;

          (xviii) (A) commencing with its taxable year ended December 31, 1994, the Trust has been organized in conformity with the requirements for qualification and taxation as a REIT for federal income tax purposes, and, based on the facts and assumptions set forth in the Prospectus and the representations by the Trust, set forth in an Officer's Certificate regarding certain federal income tax matters, its method of operation has enabled it, and its proposed method of operation will enable it to continue to meet the requirements under the Code for qualification and taxation as a REIT and (B) the Operating Partnership, the other Partnership Subsidiaries and the LLC Subsidiaries will be treated for Federal income tax purposes as partnerships (or as disregarded entities) and not as associations taxable as corporations or as publicly-traded partnerships; and

          (xix) neither the Trust nor any Subsidiary is or will become, as a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act.

     Bryan Cave LLP shall also state that while such counsel is not passing upon and does not assume responsibility for, and shall not be deemed to have independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, no facts have come to such counsel's attention in the course of participating with officers and representatives of the Trust in the preparation of the Registration Statement and the Prospectus (except for financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need express no opinion), to lead it to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of its date or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Trust and public officials and, as to matters involving the application of laws of any jurisdiction other than the States of Delaware, Maryland, New York or the United States, to the extent satisfactory in form and scope to counsel for the Underwriters, upon the opinion of local counsel and in-house general counsel. The foregoing opinion shall also state that the Underwriters are justified in relying upon such opinion of local counsel, and copies of such opinion shall be delivered to the Underwriters and its counsel.

     Such opinion may also include customary and reasonable assumptions and qualifications that are acceptable to the Underwriters and its counsel. References to the Registration Statement and the Prospectus in this paragraph
(b) shall include any amendment or supplement thereto at the date of such opinion.

     (c) The Representative shall have received from Clifford Chance US LLP, counsel for the Underwriters, an opinion dated the Closing Date in customary form and substance reasonably satisfactory to the Representative. In rendering such opinion Clifford Chance US LLP may rely as to all matters governed other than by the laws of the State of New York or the Delaware General Corporation Law or Federal laws on the opinion of counsel referred to in Paragraph (b) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information included or incorporated by reference therein). With respect to such statement, Clifford Chance US LLP may state that their belief is based upon the procedures set forth therein, but is without independent checking and verification.

     (d) The Representative shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof and the Closing Date, as the case may be, in form and substance satisfactory to you, of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Act and the applicable rules and regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations; and containing such other statements and information as are ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

     (e) The Representative shall have received on the Closing Date a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer or the Chief Operating Officer of the Trust to the effect that, as of the Closing Date, each of them severally represents as follows:

          (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

          (ii) The representations and warranties of the Trust and the Operating Partnership contained in Section 1 hereof are true and correct as of the Closing Date;

          (iii) All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made as and when required by such rules;

          (iv) He or she has carefully examined the Registration Statement and the Prospectus and, in his or her opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and the Prospectus, as of its date, did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

          (v) Since the date as of which information is given in the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations or condition (financial or otherwise) or prospects of the Trust and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

     (f) The Trust shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

     (g) The Shares have been duly listed, subject to official notice of issuance, on the New York Stock Exchange.

     The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are reasonably satisfactory in all material respects to the Representative and to Clifford Chance US LLP, counsel for the Underwriters.

     If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the Representative may waive in writing the compliance by the Trust of any one or more of the foregoing conditions, extend the time for their performance, or terminate the obligations of the Underwriters hereunder by notifying the Trust of such termination in writing or by telegram at or prior to the Closing Date.

     In the event of a termination, the Trust and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

     7. Conditions of the Obligations of the Trust.

     The obligations of the Trust to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the condition that at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

     8. Indemnification.

     (a) The Trust and the Operating Partnership agree jointly and severally:

          to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the

     Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made or
     (iii) any act or failure to act, or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, that the Trust and the Operating Partnership shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that the Trust and the Operating Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Trust by or through the Representative specifically for use in the preparation thereof; and

          to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

     (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Trust, the Operating Partnership, each of their trustees and directors, each of their officers who have signed the Registration Statement, and each person, if any, who controls the Trust and the Operating Partnership within the meaning of the Act, against any losses, claims, damages or liabilities to which the Trust, the Operating Partnership or any such trustee, director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Trust, the Operating Partnership or any such trustee, director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Trust by the Underwriters or through the Representative specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this
Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event
(i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or
(iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Trust in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

     (d) To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under
Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Trust and the Operating Partnership on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Trust and the Operating Partnership on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Trust and the Operating Partnership on the one hand and the

Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Trust bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Trust and the Operating Partnership on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Trust, the Operating Partnership, and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

     (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Trust and the Operating Partnership set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Trust and the Operating Partnership, their trustees, directors or officers or any persons controlling the Trust or the Operating Partnership, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or any person controlling any Underwriter, or to the Trust or the Operating Partnership, or their trustees, directors or officers, or any person controlling the Trust or the Operating Partnership, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

     9. Default by Underwriters.

     If on the Closing Date any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Trust or the Operating Partnership), Deutsche Bank Securities Inc., as Representative of the Underwriters, shall use its reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Trust such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date, the Trust or you as the Representative of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Trust or the Operating Partnership except to the extent provided in Sections 5 and 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10. Notices.

     All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Deutsche Bank Securities Inc., One South Street, Baltimore, Maryland 21202; Attention: Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 10th Floor, New York, New York 10005, Attention: General Counsel; if to the Trust or the Operating Partnership, to 150 East Gay Street, Columbus, Ohio 43215, Attn: General Counsel, with a copy to Bryan Cave LLP, 1290 Avenue of the Americas, New York, New York 10104, Attention: Alan S. Pearce, Esq.

     11. Termination.

     This Agreement may be terminated by the Representative by notice to the Trust

     (a) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations or condition (financial or otherwise) or prospects of the Trust and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Trust, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Trust's or the Operating Partnership's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange Act), (vii) the suspension of trading of the Trust's common shares of beneficial interest by the New York Stock Exchange, the Commission, or any other governmental authority or, (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

     (b) as provided in Sections 6 and 9 of this Agreement.

     12. Successors.

     This Agreement has been and is made solely for the benefit of the Underwriters and the Trust and the Operating Partnership and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

     13. Information Provided by Underwriters.

     The Trust, the Operating Partnership and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Trust for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the third, sixth through eighth and thirteenth paragraphs under the caption "Underwriting" in the Prospectus.

     14. Trust Exculpation.

     This Agreement and all documents, agreements, understandings and arrangements relating hereto have been entered into or executed on behalf of the Trust by the undersigned in his capacity as a trustee or officer of the Trust, which has been formed as a Maryland real estate investment trust pursuant to a declaration of trust of the Trust dated as of September 15, 1993, as amended and restated, and not individually. No shareholder of the Trust shall be bound or have any personal liability hereunder or thereunder by virtue of their capacity as a shareholder.

     15. Miscellaneous.

     The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Trust or the Operating Partnership or their trustees, directors or officers and (c) delivery of and payment for the Shares under this Agreement.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Trust and the several Underwriters in accordance with its terms.


                                Very truly yours,

                                GLIMCHER REALTY TRUST


                                By  /s/ George A. Schmidt
                                    -------------------------------
                                    Name:  George A. Schmidt
                                    Title: Executive Vice President


                                GLIMCHER PROPERTIES LIMITED PARTNERSHIP


                                By  Glimcher Properties Corporation,
                                    its general partner


                                By  /s/ George A. Schmidt
                                    -------------------------------
                                    Name:  George A. Schmidt
                                    Title: Executive Vice President


The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

DEUTSCHE BANK SECURITIES INC.
MCDONALD INVESTMENTS INC.

As Representative of the
Underwriters

By: Deutsche Bank Securities Inc.

By  /s/ Robert Blumenthal
    -----------------------------
    Name:Robert Blumenthal
    Title:Managing Director

By  /s/ Eric Dobi
    -----------------------------
    Name:Eric Dobi
    Title:Vice President

                                   SCHEDULE I

                            Schedule of Underwriters


                                                         Number of Shares
      Underwriter                                        to be Purchased
      -----------                                        ----------------

Deutsche Bank Securities Inc.                               1,800,000
McDonald Investments Inc.                                     600,000
                                                            ---------
                                       Total                2,400,000

                                  Schedule I-1

                                  Exhibit 1(e)

                            Ownership of Subsidiaries

     Attached is an organizational structure chart identifying each Subsidiary of the Trust and all owners of equity interests of each Subsidiary, including the percentage ownership of each such owner.

                                      Ex-1